Exhibit 3.1.24
SCHEDULE ‘A’
Liberty Property Limited Partnership
Partnership Interests
As of December 31, 2010

	Number of
	Partnership
	Interests	%

Limited Partners
Balitsaris, Peter	58,542	0.0495%
Carr, Claiborn	115,000	0.0973%
Castorina, John	0	0.0000%
Denny, Joseph	260,250	0.2201%
Felix, Jill	195,043	0.1650%
Fenza, Robert	195,043	0.1650%
Fitzgerald, Ward	14,491	0.0123%
Gildea, Larry	93,319	0.0789%
Goldschmidt, Robert	22,895	0.0194%
Hagan, Michael	14,491	0.0123%
Hammers, David	244,426	0.2068%
Kiel, Bob	14,491	0.0123%
Kline, Earl	19,128	0.0162%
Lutz, Jim	37,312	0.0316%
Mazzarelli, James	14,491	0.0123%
Messaros, Sharron	7,245	0.0061%
Morrissey, Mary Beth	14,491	0.0123%
Price, Leslie	76,668	0.0649%
Reichert, Joseph	27,242	0.0230%
Marital Trust for Susannah Rouse	460,418	0.3895%
Trust for Congdon Children	95,347	0.0807%
Trust for Hammers Children	95,348	0.0807%
Trust for Mary Rouse	13,621	0.0115%
Trust for Anne Rouse	13,621	0.0115%
Trust for Rouse Younger Children	81,726	0.0691%
Trust for Laurie Hammers	5,506	0.0047%
Weitzmann, Mike	42,312	0.0358%
Liberty Special Purpose Trust	10,574	0.0089%
Thomas, Rebecca	8,076	0.0068%
Trust for J. Ryan Lingerfelt	15,625	0.0132%
Trust for Justin M. Lingerfelt	15,625	0.0132%
Trust for Daniel K. Lingerfelt	15,625	0.0132%
Trust for Catherine E. Lingerfelt	15,625	0.0132%
Lingerfelt, Alan T.	268,750	0.2273%
Lingerfelt, L. Harold	164,375	0.1390%
Lingerfelt, David L.	30,674	0.0259%

Liberty Property Limited Partnership
Partnership Interests — Continued
As of December 31, 2010

	Number of
	Partnership
	Interests	%

Limited Partners
Morris U. Ferguson Family Trust	6,000	0.0051%
Lingerfelt, Carl C.	10,900	0.0092%
Wright, Murray H.	7,500	0.0063%
Latimer, Erle Marie	12,500	0.0106%
Norman G. Samet Revocable Trust	14,013	0.0119%
Mann, Bernard	14,012	0.0119%
Rouse & Associates Maryland Partnership	20,000	0.0169%
Helwig, A. Carl	169,737	0.1436%
Sunday, James J.	79,348	0.0671%
Walters, Charles J.	100,723	0.0852%
Doyle, Margaret A.	0	0.0000%
Stanford Baratz Revocable Trust	9,044	0.0077%
F. Greek Logan Properties, LLC	33,682	0.0285%
Virginia Acquisition I, LLC	228,144	0.1930%
David Mandelbaum	228,144	0.1930%
Nathan Mandelbaum	228,144	0.1930%

Preferred Limited Partners

Belcrest Realty Corporation — Series B	250,000	N/A
Belwater Realty Corp. — Series B	1,260,000	N/A
Belbrook Realty Corporation — Series B	1,040,000	N/A
Clearfork Realty Corporation — Series B	750,000	N/A
Belvedere Equity Real Estate Corporation (12/16/10) — Series B	500,000	N/A
BSSF RP Holdings LLC — Series E	400,000	N/A
GSEP 2005 Realty Corp. — Series F	1,000,000	N/A
GSEP 2006 Realty Corp. — Series G	540,000	N/A
Belmar Realty Corporation — Series H	0	N/A
Belport Realty Corporation — Series H	400,000	N/A
Belrose Realty Corporation — Series H	1,000,000	N/A
Belshire Realty Corporation — Series H	500,000	N/A
Belterra Realty Corporation — Series H	600,000	N/A
Clearfork Realty Corporation (3/11/2010) — Series H	150,000	N/A
Beldore Realty Corporation — Series H	1,350,000	N/A

General Partner

Liberty Property Trust	GP	96.6678%

Total Ownership		100.0000%
General Partner — The partnership units for Liberty Property Trust have not been reflected because there is no conversion of units to shares by the general partner.